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                                                                     EXHIBIT 5.1


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                                                  ANDREWS & KURTH L.L.P.
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OTHER OFFICES:                          A REGISTERED LIMITED LIABILITY PARTNERSHIP                  TELEPHONE: (202) 662-2700
    HOUSTON                                              ATTORNEYS                                 TELECOPIER: (202) 662-2739
    DALLAS                                    1701 PENNSYLVANIA AVENUE, N.W.                             TELEX: 79-1208
  LOS ANGELES                                            SUITE 200
   NEW YORK                                     WASHINGTON, D.C. 20006-5805
 THE WOODLANDS
    LONDON
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                               September 30, 1998


Morgan Stanley ABS Capital I Inc.
1585 Broadway
New York, New York  10036

        Re:         Morgan Stanley ABS Capital I Inc.
                    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Morgan Stanley ABS Capital I Inc., a Delaware corporation ("the Depositor"), in connection with the authorization and proposed issuance from time to time after the date hereof in one or more series (each, a "Series") of up to $1,000,000 aggregate principal amount of asset-backed certificates (the "Certificates") to be offered pursuant to a registration statement on Form S-3 (such registration statement, the "Registration Statement") relating to the Certificates. The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder. As set forth in the Registration Statement, each Series of Certificates will be issued under and pursuant to the conditions of a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") or a trust agreement (each, a "Trust Agreement") among the Depositor, a master servicer to be identified in the prospectus supplement for such Series of Certificates (the "Master Servicer" for such Series) and a trustee to be identified in the prospectus supplement for such Series of Certificates (the "Trustee" for such Series).

        We have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Depositor, the forms of Pooling and Servicing Agreements incorporated by reference as exhibits to the Registration Statement, the form of Trust Agreement incorporated by reference as an exhibit to the Registration Statement, the forms of Certificates included in such forms of Pooling and Servicing Agreements and Trust Agreement, the prospectus (the "Prospectus") and forms of prospectus supplements incorporated by reference as exhibits to the Registration Statement, and such other records, documents and statutes as we have deemed necessary for the purpose of rendering this opinion.

        Based upon the foregoing, we are of the opinion that:

        1. When a Pooling and Servicing Agreement or a Trust Agreement, as applicable, for a Series of Certificates has been duly and validly authorized by all necessary action on the part of the Depositor and has been duly executed and delivered by the Depositor, the Master Servicer, the Trustee and any other party thereto for such Series, such Pooling and Servicing Agreement or Trust Agreement,



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Morgan Stanley ABS Capital I Inc.
September 30, 1998
Page 2

as applicable, will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor, in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        2. When a Series of Certificates has been duly authorized by all necessary action on the part of the Depositor, duly executed and authenticated by the Trustee for such Series in accordance with the terms of the related Pooling and Servicing Agreement or Trust Agreement, as applicable, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Certificates of such Series will be legally and validly issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Pooling and Servicing Agreement or Trust Agreement, as applicable.

        In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the General Corporate Law of the State of Delaware, the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

        We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, without implying or admitting that we are "experts" within the meaning of the 1933 Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this Exhibit 5.1.

                                   Sincerely,

                                   /s/ ANDREWS & KURTH L.L.P.